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                                                                      Exhibit 23
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                        Consent of Independent Auditors
                        -------------------------------


The Plan Committee
United Artists Entertainment
 Employee Stock Ownership Plan:


We consent to incorporation by reference in the registration statement (No. 33-44543) on Form S-8 of the United Artists Entertainment Employee Stock Ownership Plan of our report dated June 17, 1998, relating to the statements of net assets available for participant benefits of the United Artists Entertainment Employee Stock Ownership Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for participant benefits for each of the years in the three-year period ended December 31, 1997, and the related schedule, which report appears in the December 31, 1997 Annual Report on Form 11-K of the United Artists Entertainment Employee Stock Ownership Plan.


                                               KPMG Peat Marwick LLP


Denver, Colorado
June 26, 1998


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